KENTUCKY INVESTORS, INC.
200 CAPITAL AVENUE
FRANKFORT, KENTUCKY 40601



NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 13, 1999


TO THE SHAREHOLDERS OF
KENTUCKY INVESTORS, INC.

     Notice is hereby given that the annual meeting of shareholders of Kentucky Investors, Inc., a Kentucky corporation, (the "Company") will be held at the Investors Heritage Life Insurance Company auditorium, Second and Shelby Streets, Frankfort, Kentucky 40601, on Thursday, May 13, 1999, at 11:00 A.M. (Eastern Daylight Time), for the following purposes:

     (1) To elect three Directors to hold office for a term of three years each or until their successors are duly elected and qualified; and

     (2) To transact such other business as may properly come before the meeting, or any adjournment thereof.

     The Board of Directors, in accordance with the By-laws, has fixed the close of business on March 26, 1999, as the record date for determining the shareholders entitled to notice of and to vote at the meeting and any adjournment thereof. The stock transfer books will not be closed.

     It is hoped that you will attend the meeting, but if it is not your intention to be present, you are respectfully requested to sign, date and return the enclosed proxy immediately in the accompanying postage-prepaid envelope.
The proxy is being solicited by and on behalf of the Board of Directors of the Company.

     Your attention is directed to the Company's 1998 annual report and to the proxy statement, both of which accompany this notice.

By Order of the Board of Directors
/s/
Wilma Yeary, FLMI/CPS, Secretary
P.O. Box 717
Frankfort, Kentucky 40602
April 16, 1999

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS, MAY 13, 1999
     The following information is furnished in connection with the solicitation of the enclosed proxy by and on behalf of the Board of Directors of Kentucky Investors, Inc. (the "Company" or "KII"), for use at the annual meeting of shareholders of the Company to be held at the Investors Heritage Life Insurance Company auditorium, Second and Shelby Streets, Frankfort, Kentucky 40601, on Thursday, May 13, 1999, at 11:00 A.M. (Eastern Daylight Time), and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting.

PROXY MAY BE REVOKED
     A shareholder executing and returning the enclosed proxy may revoke such proxy at any time prior to exercise of the authority thereby given by giving written notice to the Secretary of the Company as provided by Kentucky Revised Statutes 271B.7-220(6).

COST AND METHOD OF SOLICITATION
     The Board of Directors intends to solicit proxies by use of the mails, and all costs of soliciting proxies for this annual meeting will be borne by the Company. The proxy statement and form of proxy will be mailed to the shareholders on April 16, 1999.

VOTING SECURITIES
     The Company has issued one class of capital stock. There are 1,158,700 shares outstanding of which 848,116 are entitled to one vote each, except that in election of Directors, cumulative voting rights apply as provided by Kentucky Revised Statutes 271B.7-280. Each shareholder shall have the right to cast as many votes in the aggregate as he is entitled to vote, multiplied by the number of Directors to be elected, and may cast the whole number for one candidate or distribute such votes among two or more candidates. Investors Heritage Life Insurance Company ("IHLIC"), 200 Capital Avenue, Frankfort, Kentucky 40601 holds directly 216,399 shares or 19% of the stock of the Company. Investors Underwriters, Inc. ("IUI"), 200 Capital Avenue, Frankfort, Kentucky 40601 owns 94,185 shares or 8% of the stock of the Company. IHLIC owns 603 shares or 96% of the stock of Investors Underwriters, Inc. HLW Investment Corp., 200 Capital Avenue, Frankfort, Kentucky 40601 owns 130,824 shares or 11% of the Company. No other person is known by the Company to own of record, or beneficially, more than 5% of the Company's capital stock except as shown on the table below. The Board of Directors has fixed March 26, 1999, as the record date for determining those eligible to vote, and only such persons as are shareholders of record at the close of business on that day will be entitled to vote at such meeting, and at any adjournment thereof.

THE PURPOSE OF THE MEETING SHALL BE:
     (1) To elect three Directors to hold office for a term of three years each or until their successors are duly elected and qualified; and

     (2) To transact such other business as may properly come before the meeting, or any adjournment thereof.

ELECTION OF DIRECTORS
     The Articles of Incorporation provide that three Directors shall be elected at each annual meeting for a term of three years.

     The persons named in the proxy shall vote the shares represented by the proxies returned and duly executed in favor of the election of the three Directors named below, unless the authority is withheld, to hold office for terms of three years each or until their successors are duly elected and qualified. All nominees have consented to serve. In the event any of the persons named below shall not be available, proxies will be voted for such substitute nominee, or nominees, as the persons named in the proxy shall designate.

     The following information is given with respect to the nominees for election as Directors and for each of the other Directors whose terms will continue after the meeting except as noted. Each Director was elected to his present term of office by vote of the shareholders at an annual meeting. Each of the Directors has had the business experience indicated for more than five years except for Gordon Duke. In 1992 Mr. Duke became President of Court Key, Inc. In February 1994 Mr. Duke became Executive Vice President, Asset Management Division for Webb Companies, Lexington, Kentucky. On March 8, 1999 Mr. Duke was employed by the Commonwealth of Kentucky, Department of Financial Incentives, Cabinet for Economic Development.

Number of Shares of Capital Stock of the Company and Its Subsidiaries Beneficially Owned, Directly or Indirectly, by Nominees and Other Directors as of December 31, 1998

Name, Position                     Kentucky       IHLIC          Percentage
With the Company         Director  Investors,     (74% Owned     of Stock
& Business Experience    Since     Inc. (1)       Subsidiary)    Owned
===========================================================================

NOMINEES:

+Gordon Duke             1991         110              55        (-)
Director. Commonwealth of
Kentucky, Department of
Financial Incentives, Cabinet
for Economic Development.
Companies.  Age 53.

*+Robert M. Hardy, Jr.   1988       14,285(2)          29(3)      1%
aDirector & General Counsel.  Director,
Vice President, General Counsel,
IHLIC. Age 41.

*+Harry Lee Waterfield II  1963    776,680(4)     755,379(5)     67%
 aChairman of  the Board &             (6)(7)         (8)(9)
President. Chairman                  (10)(11)       (12)(13)
of the Board,  President &           (14)(15)           (16)
Chief Executive                      (17)(18)       (19)(20)
Officer, IHLIC. Age 55.

Other Directors Whose Terms Will Continue After Meeting:

+H. Glenn Doran          1963       20,000             78         2%
*Director. Chairman of the Board, Peoples
Bank of Murray.  Director, IHLIC. Age 73.

aJerry F. Howell         1963        6,000            567        (-)
Director. Independent Investor.       (21)            (22)
Director, IHLIC. Age 84.

*Dr. Jerry F. Howell, Jr. 1983      33,500          1,124         3%
Director. Professor Emeritus,
Dept. of Biological and
Environmental Sciences,
Morehead State University.
Director, IHLIC. Age 57.

aDavid W. Reed           1982       25,950           1,214        2%
Director.  Independent Businessman. Age 44.

Helen S. Wagner          1986       30,000(23)       2,500(24)    3%
Director. Real Estate Broker, Secretary/
Treasurer, Wagner-Shuck Builders,
Inc. Director, IHLIC.  Age 62.

All Directors and Officers as a Group:  932,566

*Member of Executive Committee     aMember of Nominating Committee
+Member of Finance Committee       (-)Indicates less than 1%
- ------------------------------------------------------------------------------
(1) At December 31, 1998, 848,116 shares were outstanding and entitled to vote.
(2) Includes 6,087 shares of KII held in Trust by Farmers Bank and Capital Trust Company, Frankfort, Kentucky ("Farmers Bank") under Kentucky Investors, Inc. and Affiliated companies 401(k) Savings Plan and Trust Agreement ("401(k) Plan").
(3) Includes 18 shares of IHLIC held in trust by Farmers Bank under the 401(k) Plan.
(4) Mr. Waterfield II is part of a group which includes HLW Investment Corp., HLW Corporation, RoseGayle Waterfield Hardy, Nancy Waterfield Walton, Harry Lee Waterfield II Irrevocable Trust Funds 1, 2, 3 and 4, RoseGayle Waterfield Hardy, Nancy Waterfield Walton and Harry Lee Waterfield II Trust dated 12/22/76, IHLIC, IUI, TAP & CO. and KII Employee Retirement Plan.
(5) Includes 7,900 shares of IHLIC owned by HLW Investment Corp. of which Mr. Waterfield II is an officer.
(6) Includes 130,824 shares of KII owned by HLW Investment Corp. of which Mr. Waterfield II is an officer.
(7) Includes 41,836 shares of KII owned by HLW Corporation of which Mr. Waterfield II is an officer.
(8) Includes 642 shares of IHLIC owned by HLW Corporation of which Mr. Waterfield II is an officer.
(9) Includes 3,038 shares of IHLIC held in the name of CEDE & Co., nominee for the four separate Irrevocable Trusts for Harry Lee Waterfield II, RoseGayle Waterfield Hardy and Nancy Waterfield Walton.
(10) Includes 15,222 shares of KII held in trust for the benefit of the children of Harry Lee Waterfield.
(11) Includes 16,627 shares of KII held in Trust by Farmers Bank under the 401(k) Plan.
(12) Includes 200 shares of IHLIC held by Nancy Waterfield Walton - see Footnote
(4).
(13) Includes 241 shares of IHLIC held by RoseGayle Waterfield Hardy - see Footnote (4).
(14) Includes 12,063 shares of KII held by Nancy Waterfield Walton - see Footnote (4).
(15) Includes 9,502 shares of KII held by RoseGayle Waterfield Hardy - see Footnote (4).
(16) Includes 70,272 or 7% of the shares of IHLIC held in the name of TAP & CO. for the benefit of employees who participate in the 401(k) Plan. Mr. Waterfield II is a member of the Administrative Committee, which directs the voting of these shares.
(17) Includes 216,399 shares of KII held by IHLIC and 94,185 shares of KII held by IUI. Mr. Waterfield II is Chairman of both companies. The corporations have the power to dispose of these shares.
(18) Includes 155,756 or 18% of the shares of KII, held in the name of TAP & CO for the benefit of employees who participate in the 401(k) Plan. Mr. Waterfield II is a member of the Administrative Committee, which directs the voting of these shares.
(19) Includes 32,559 shares of KII held in the name of CEDE & Co., nominee for the twelve separate Irrevocable Trusts, three each (Funds 1, 2, 3 and 4) for Harry Lee Waterfield II, RoseGayle Waterfield Hardy and Nancy Waterfield Walton, respectively.
(20) Includes 31,000 shares of KII owned by the Kentucky Investors, Inc., Employee Retirement Plan of which Mr. Waterfield II is a member of the Retirement Plan Committee.
(21) Held under Jerry F. Howell, Sr. revocable living trust agreement dated 3-7-96.
(22) Held under Jerry F. Howell, Sr. revocable living trust agreement dated 3-7-96.
(23) Includes 11,397 shares of KII held in an irrevocable trust for the benefit of the children of Helen S. Wagner.
(24) Includes 1,538 shares of IHLIC held in an irrevocable trust for the benefit of the children of Helen S. Wagner.

     Meetings of the Board of Directors are held on call and there is an organizational meeting following the annual meeting of shareholders. The Board had 8 meetings in 1998.

     The Board has an Executive Committee that exercises the power of the Board of Directors in management of the business affairs during intervals between meetings of the Board. The Board considers the action of the Executive Committee and has approval and veto power over its actions. The Executive Committee met 3 times in 1998.

     The Board of Directors has provided for a Finance Committee that meets on call and reviews and makes recommendations concerning investments to the Board
of Directors.   The Finance Committee met six times in 1998.

     The Board of Directors has provided for a Nominating Committee that meets on call and submits recommendations to the Board of Directors for members of the Board to be submitted to the shareholders for election. The Nominating Committee met one time in 1998.

     No one except David Reed attended fewer than 75% of the aggregate of the total number of Board and Committee meetings. The Directors were paid $100 for each Board Meeting.

SHAREHOLDER PROPOSALS FOR THE 2000 MEETING
     Shareholders who wish to suggest nominees or offer proposals intended to be presented at the 2000 annual meeting must forward this information to the Secretary of the Company no later than December 17, 1999.

COMPENSATION OF EXECUTIVE OFFICERS PAID BY THE CORPORATION AND ITS SUBSIDIARIES
     The Company does not pay any of its executive officers a regular salary; therefore, the Company does not have a Compensation Committee. The expense of the retirement plan to Kentucky Investors, Inc., for its executive officers is none. Seven executive officers of the Company, who also serve as Directors and/or officers of IHLIC were compensated by IHLIC. The following SUMMARY COMPENSATION TABLE sets forth each executive officer of the Company whose aggregate direct compensation received from IHLIC exceeded $100,000.

NAME AND PRINCIPAL
POSITION                 YEAR      SALARY($)           BONUS
- ---------------------------------------------------------------

Harry Lee Waterfield II  1998      $163,780(1)         $20,597
President, Chairman of   1997      $158,684(1)         $20,177
the Board, &             1996      $153,293(1)         $18,686
Chief Executive Officer

Howard L. Graham         1998      $121,460(1)         $10,542
Vice President -         1997      $117,694(2)         $10,181
Corporate Services       1996      $113,064(2)         $ 9,825

Robert M. Hardy, Jr.     1998      $ 92,398(1)         $10,414
Vice President, General
Counsel & Director

(1) Amounts reported consist of director's fees from IHLIC and of contributions made by IHLIC under the 401(k) Plan. The Plan is available to all employees of IHLIC.
(2)  Amounts reported consist of contributions made by the Company under the
401k) Plan which is available to all employees of the company and contributions made by the Company to the Company's Deferred Compensation Plan whish is available to eligible executive officers of the Company.

STOCK PERFORMANCE GRAPH
     The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to the Company's shareholders during the five year period ended December 31, 1998, as well as an overall stock market index (Russell 2000) and the Company's peer group index selected on an industry basis. The component companies utilized in the peer group include The Liberty Corp., Realiastar Financial Corp., Provident Companies, Inc., Torchmark Corp., UNUM Corp., and Washington National Corp. The peer group utilized this year is identical to last year's peer group with the exception of Washington National Corp. This company was deleted due to the fact that it was acquired by or merged with another company and historical returns are not maintained on companies that have been acquired or merged. Therefore, no financial data was available. The market capitalization of the peer group company is weighted in the performance graph presented on the next page.

Comparison of Five-Year Cumulative Total Return*
Kentucky Investors, Inc., Russell 2000 Index, Peer Group
(Performance results through 12/31/98

The Performance Graph Appears Here.

               1993     1994    1995    1996    1997     1998
KINV         $100.00  $102.96 $108.21 $113.45 $146.23  $165.39
RUSSELL 2000 $100.00  $ 98.02 $125.89 $146.59 $179.13  $174.23
PEER GROUP   $100.00  $ 79.58 $116.29 $149.58 $232.93  $240.56

Assumes $100.00 invested at the close of trading 12/93 in Investors Heritage Life Insurance Company common stock, Russell 2000 Index, and Peer Group.
 * Cumulative total return assumes reinvestment of dividends.

Source: Value Line, Inc.

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

AUDITORS
     Ernst & Young, LLP, Louisville, Kentucky, is the independent auditing firm for the Company and has been since 1981, including the most recent year of 1998. A representative is expected to be present at the shareholders' meeting with the opportunity to make a statement and will respond to appropriate questions. The services provided by Ernst & Young, LLP during 1998 consisted of the audit of the Company's financial statements and audit of the Company's employee benefit plans. No member of the firm of Ernst & Young, LLP has any relationship with the Company other than the usual relationship that exists between independent auditors and clients.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     There were no other transactions to which the Company was or is to be a party, in which any officer or Director or nominee for election as Director had any direct or indirect material interest.

     At the date of this proxy statement, management knows of no other matters to come before the meeting. However, if any other matter properly comes before the meeting, it is the intention of the persons named in the proxy statement to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
KENTUCKY INVESTORS, INC.
/s/
Wilma Yeary, FLMI/CPS, Secretary
Frankfort, Kentucky
April 16, 1999

_ Proxy_  KENTUCKY INVESTORS, INC.      _ Proxy_
     200 CAPITAL AVENUE, FRANKFORT, KENTUCKY 40601
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Harry Lee Waterfield II and Jerry F. Howell, or either of them, attorneys with full power of substitution to vote as proxies for the undersigned at the annual meeting of shareholders of Kentucky Investors, Inc. to be held on May 13, 1999, or at any adjournment thereof, and vote as designated below with all powers the undersigned would possess, if present, upon matters described in the notice of annual meeting and proxy statement dated April 16, 1999 as follows:

(1) Election of Directors

- --------------- FOR all nominees listed below (except as marked to the contrary below)
- ---------------  WITHHOLD AUTHORITY to vote for all nominees below

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

     Gordon Duke         Robert M. Hardy, Jr.          Harry Lee Waterfield II

(2) On any other matter which may come before the meeting in accordance with their best judgement.

PLEASE SIGN, DATE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.
To be counted this proxy must be signed, dated and received by the Corporate Secretary of Kentucky Investors, Inc., 200 Capital Avenue, P. O. Box 717, Frankfort, Kentucky 40602, on or before May 13, 1999.

This proxy when properly executed will be voted in accordance with instructions specified but in the absence of any instructions will be voted "FOR".
Please sign exactly as name appears on address. If shares of stock are held jointly, all joint owners should sign. If signing as attorney, administrator, executor, guardian, trustee or corporate officer, please add your title as such.


- --------------------------------------------
Shareholder's signature
Date ______________,1999